ALLIANZ SE AFFILIATED COMPANIES
                                as of 06-01-2009



The numbers in the list below indicate levels of ownership. Each company is either wholly-owned or majority-owned by the company that numerically proceeds it on the list. For example, a level (2) company either wholly-owns or majority-owns all the level (3) companies listed below it. Therefore, Allianz of America, Inc. either wholly-owns or majority-owns Allianz Investment Company, LLC; Allianz Private Equity Partners, Inc; Allianz Life Insurance Company of North America, etc. The state or other sovereign power under which each company is organized is listed in parenthesis at the end of the company name unless the state or sovereign power is not part of the name. If a company is organized in the United States, only the abbreviated state code is included in the parenthesis.

(1) Allianz SE (European SE)
                Allianz Finanzbeteiligungs GmbH
                                               Allianz-Agros 6 Vermogensverwaltungsgesellschaft mbH
    Allianz Global Investors Aktiengesellschaft
                                               Allianz Global Investors of America Holdings Inc.
       (2)     Allianz of America, Inc. (DE)
       (2)     Allianz Finance Corporation Delaware
       (2)     Allianz Foundation of North America
                  (3)    Allianz Investment Company, LLC (DE)
                  (3)    Allianz Private Equity Partners, Inc (DE)
                  (3)    Allianz Cash Pool II, LLC (DE)
                  (3)    Allianz Life Insurance Company of North America (MN)
                  (3)    Allianz Cash Pool, LLC (DE)*
                            (4)    Allianz Investment Management, LLC (MN)
                            (4)    Allianz Life Financial Services LLC (MN)
                            (4)    AZL PF Investments, Inc. (MN)
                            (4)    Associated Group Benefits, Ltd. (Canadian Federal Corp)
                            (4)    North American London Underwriters, Ltd. (Bermuda)
                            (4)    Allianz Life and Annuity Company (MN)
                            (4)    Allianz Life of Missouri, LLC (MO)
                            (4)    Allianz Individual Insurance Group, LLC (MN)
                                      (5)    CFC Capital Partners Insurance Center, LLC (CA)
                                      (5)    Personalized Brokerage Services, LLC (KS)
                                      (5)    Sunderland Insurance Services, Inc. (ND)
                                      (5)    Roster Financial, LLC (NJ)
                                      (5)    The Annuity Store Fin. & Ins. Services, LLC (CA)
                                      (5)    AdvisorsIG, LLC (FL)
                                      (5)    Ann Arbor Annuity Exchange, LLC (MI)
                                      (5)    Professional Planners Marketing Group, LLC (FL)
                                      (5)    American Financial Marketing, LLC (MN)
                                      (5)    Game Plan Financial Marketing, LLC (GA)
                            (4)    Yorktown Financial Companies, Inc. (IN)
                                      (5)    Questar Capital Corporation (MN)
                                      (5)    Questar Asset Management (MI)
                                      (5)    Questar Agency, Inc. (MN)
                                      (5)    Questar Agency of Colorado, Inc. (CO)
                                      (5)    Questar Agency of Alabama, Inc. (AL)
                                      (5)    Questar Agency of Texas, Inc. (TX)
                                      (5)    Questar Agency of Ohio, Inc. (OH)
                                      (5)    Questar Agency of New Mexico, Inc, (NM)




* Various insurance company affiliates also invest in this short term cash pool, including Allianz Life Insurance Company of NA and Allianz Global Risks US Insurance Co. The Fireman's Fund interest includes subsidiaries investing in the pool.

                        ALLIANZ SE AFFILIATED COMPANIES
                                as of 06-01-2009





       (4) Allianz Life Insurance Company of New York (NY)
       (4) Delaware Valley Financial Services, LLC (PA)
       (4) AZ Roswell, LLC (DE)
       (4) AZ Butterfield, LLC (DE)
   (3) Allianz Income Management Services, Inc. (MN)
   (3) Allianz of America Corporation (NY)
   (3) Allianz Global Risks US Insurance Company (CA)*
       (4) Allianz Underwriters Insurance Company (CA)
       (4) 1738778 Ontario, Inc. (A Canadian Corporation)
       (4) AIM Underwriting Ltd (A Canadian Corporation)
       (4) Fireman's Fund Insurance Company (CA)
           (5) Fireman's Fund Foundation
           (5) Allianz Cash Pool, LLC (DE)*
           (5) Par Holdings LTD (Bermuda)
           (5) Life Sales LLC (CA)
           (5) International Film Guarantors, LLC (CA)
           (5) International Film Guarantors Reinsurance LTD (Bermuda)
           (5) International Film Guarantors LTD (UK)
           (5) Wm. H. McGee & Co. Inc. (NY)
           (5) Wm. H. McGee & Company of Puerto Rico, Inc. (Puerto Rico)
           (5) Wm. H. McGee & Company LTD (Bermuda)
           (5) Fireman's Fund Insurance Company Bermuda (SAC) Limited (Bermuda)
           (5) Interstate Fire & Casualty Company (IL)
           (5) Interstate Indemnity Company (IL)
           (5) Chicago Insurance Company (IL)
           (5) Fireman's Fund Plus, LLC (DE)
           (5) Fireman's Fund Financial Services, LLC (DE)
           (5) The American Insurance Company (OH)
                 (6)   Fireman's Fund Insurance Company of Georgia (GA)
                 (6)   Fireman's Fund Insurance Company of Hawaii, Inc. (HI)
                 (6)   Fireman's Fund Insurance Company of Louisiana (LA)
                 (6)   Fireman's Fund Insurance Company of Ohio (OH)
           (5) American Yonkers Realty Development, Inc. (NY)
           (5) Fireman's Fund Indemnity Corporation (NJ)
           (5) American Automobile Insurance Co. (MO)
                    (6)       Associated Indemnity Corporation (CA)
           (5) Vintage Insurance Company (CA)
           (5) San Francisco Reinsurance Company (CA)
           (5) National Surety Corporation (IL)
           (5) Standard General Agency, Inc. (TX)
                    (6)       Fireman's Fund County Mutual Insurance Co. (TX)
                    (6)       American Standard Lloyds Insurance Co. (TX)
       (4) Allianz Risk Consultants, LLC (CA)
       (4) Allianz Aviation Managers, LLC (NY)




* Various insurance company affiliates also invest in this short term cash pool, including Allianz Life Insurance Company of NA and Allianz Global Risks US Insurance Co. The Fireman's Fund interest includes subsidiaries investing in the pool.

                        ALLIANZ SE AFFILIATED COMPANIES
                                as of 06-01-2009





   (3) Allianz Mexico, S.A. Compania De Seguros (Mexico)
   (3) Allianz Global Investors of America LLC (DE)
       (4) Allianz Global Investors U. S. Holding LLC
       (4) Allianz Global Investors U. S. Partners G. P.
           (5) Allianz-PacLife Partners LLC
               (6) Pacific Mutual Holding Company
               (6) Pacific Life Insurance Company
               (6) Pacific Asset Management LLC
               (6) Pacific Financial Products, Inc.
           (5) Allianz Global Investors of America L.P.
               (6) Allianz Global Investors U.S. Equities LLC
                   (7) Vision Holdings LLC
                       (8) Alpha Vision LLC
                           (9) Alpha Vision Capital Advisors LLC
                           (9) Alpha Vision Capital Management LLC
                   (7) NFJ Management Inc.
                       (8) NFJ Investment Group LLC
                   (7) Nicholas-Applegate Holdings LLC
                       (8) Nicholas-Applegate Securities LLC
                       (8) Nicholas-Applegate Capital Management LLC
                           (9) Nicholas-Applegate Capital Management Limited
                   (7) Allianz Global Investors NY Holdings LLC
                       (8) Oppenheimer Capital LLC
                       (8) OpCap Advisors LLC
                   (7) Allianz Hedge Fund Partners Holding L.P.
                       (8) Allianz Hedge Fund Partners
                       (8) AHFP Capital
                           (9) Allianz Hedge Fund Partners (Caymen) LLC
               (6) Allianz Global Investors U.S. Retail LLC
                   (7) Allianz Global Investors Managed Accounts LLC
                   (7) Allianz Global Investors Distributors LLC
                       (8) Allianz Global Investors Advertising Agency Inc.
                   (7) Allianz Global Investors Fund Management LLC
               (6) PIMCO Japan Ltd.
               (6) PIMCO Global Advisors (Ireland) Limited
               (6) PIMCO Global Advisors LLC
                   (7) PIMCO Global Advisors (Resources) Limited
                   (7) PIMCO Australia PTY Ltd.
                   (7) PIMCO Asia PTE Ltd.
                   (7) PIMCO Europe Limited
                   (7) PIMCO Asia Limited (Hong Kong)
               (6) Pacific Investment Management Company LLC
                   (7) StocksPLUS Management Inc.
                   (7) PIMCO Partners LLC
                   (7) PIMCO Luxembourg SA
                   (7) PIMCO Canada Management Inc.
                   (7) PIMCO Canada Holding LLC
                       (8) PIMCO Canada Corp.
               (6) Oppenheimer Group, Inc.




* Various insurance company affiliates also invest in this short term cash pool, including Allianz Life Insurance Company of NA and Allianz Global Risks US Insurance Co. The Fireman's Fund interest includes subsidiaries investing in the pool.